UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 25, 2021

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices)

(888) 722-7871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

Effective May 25, 2021, the Board of Directors (the “Board”) of Okta, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, expanded the size of the Board to ten members and appointed Jeff Epstein to the Board as a Class II director. Mr. Epstein will serve until the Company’s 2022 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Mr. Epstein was appointed to the Board’s Audit Committee and succeeded Shellye Archambeau as its Chairperson. Ms. Archambeau remains a member of the Audit Committee.

There is no arrangement or understanding between Mr. Epstein and any other persons pursuant to which Mr. Epstein was appointed as a director. Furthermore, there are no transactions between Mr. Epstein and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Epstein will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Mr. Epstein will receive, among other things, annual compensation of $30,000 for his service on the Board, annual compensation of $20,000 for his service as Chairperson of the Audit Committee and an initial grant of 1,434 restricted stock units that vest annually over three years, subject to continuous service.

The Company has entered into its standard form of indemnification agreement with Mr. Epstein.

A copy of the press release announcing the appointment of Mr. Epstein to the Board is attached hereto as Exhibit 99.1.

Chief Financial Officer Transition

On May 26, 2021, the Company announced that Michael Kourey is stepping down from his role of Chief Financial Officer, effective June 1, 2021, following over five years of service with the Company, including as a member of the Board from October 2015 to February 2021, and most recently as Chief Financial Officer of the Company. Mr. Kourey plans to remain as an employee through June 4, 2021 and then will continue as an advisor to the Company.

In accordance with a transition agreement entered into with Mr. Kourey, in exchange for Mr. Kourey’s advisory services and a release of claims against the Company and its affiliates, the Company will make a cash payment to Mr. Kourey in the amount of $495,000, which constitutes nine months of Mr. Kourey’s base salary and target bonus opportunity, and an additional amount equal to the premiums Mr. Kourey would need to pay for continued healthcare coverage for nine months, grossed up for taxes. In addition, the vesting of certain of Mr. Kourey’s equity awards will be accelerated under the terms of the transition agreement, resulting in the vesting of 5,826 restricted stock units and options to purchase 13,050 shares of Class A common stock on June 15, 2021. Mr. Kourey’s outstanding award of 1,064 restricted stock units granted in connection with his service as a director will vest pursuant to its terms on June 16, 2021. Mr. Kourey’s vested and outstanding stock options, including 60,000 stock options he received in connection with his service as a director and that were fully vested in October 2019, will remain exercisable for three months after he ceases to provide advisory services to the Company.

The foregoing description of the transition agreement is not a complete description of all terms of the transition agreement and is qualified in its entirety by reference to the full text of the transition agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending July 31, 2021 and is incorporated by reference herein.

The Company also announced that Brett Tighe, currently the Company’s Senior Vice President of Finance and Treasurer, will succeed Mr. Kourey as the Company’s Chief Financial Officer on an interim basis effective June 1, 2021. Prior to his current role, Mr. Tighe, 41, served as Vice President, FP&A from June 2016 to May 2017 and as head of worldwide FP&A from April 2015 to May 2016. From May 2004 to March 2015, Mr. Tighe served in various finance roles, most recently as Senior Director, Corporate Finance & Strategy, at salesforce.com, inc., a cloud-based customer relationship management company. Mr. Tighe holds a Masters of Business Administration from the University of San Francisco and a Bachelor of Arts from the University of California, Santa Barbara.

In connection with Mr. Tighe’s appointment as interim Chief Financial Officer, the Board’s Compensation Committee (i) approved an annual base salary of $400,000 effective June 1, 2021, (ii) confirmed his eligibility to participate in the Company’s Amended and Restated Senior Executive Incentive Bonus Plan as of June 1, 2021 with an annual target amount of 65% of his new base salary and (iii) confirmed his eligibility to participate in the Company’s Executive Severance Plan. Additionally, the Compensation Committee approved granting Mr. Tighe an award of restricted stock units covering shares of Company Class A common stock valued at $4 million, based on the average closing trading price of the Company’s Class A common stock over the month of June 2021, that will vest quarterly over one year, subject to Mr. Tighe’s continued employment with the Company on the applicable vesting dates. The Company will also enter into its standard form of indemnification agreement with Mr. Tighe.

There are no arrangements or understandings between Mr. Tighe and any other persons pursuant to which he was appointed as the interim Chief Financial Officer of the Company. There are no family relationships between Mr. Tighe and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Tighe pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated May 26, 2021, issued by Okta, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of May, 2021.

Okta, Inc.

By:	/s/ Jonathan T. Runyan
Name:	Jonathan T. Runyan
Title:	General Counsel and Corporate Secretary